Exhibit 10.6

[CEO Class _]

LIBERTY GLOBAL
2014 INCENTIVE PLAN

(Amended and Restated Effective February 24, 2015)

SHARE APPRECIATION RIGHTS AGREEMENT

THIS SHARE APPRECIATION RIGHTS AGREEMENT (this “Agreement”) is made as of April 1, 2019 (the “Grant Date”), by and between LIBERTY GLOBAL PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), and the individual whose name, address and employee number appear on the signature page hereto (the “Grantee”).
The Company has adopted the Liberty Global 2014 Incentive Plan effective March 1, 2014, as amended and restated effective February 24, 2015 (the “Plan”), which by this reference is made a part hereof, for the benefit of eligible employees of the Company and its Subsidiaries. Capitalized terms used and not otherwise defined herein will have the meaning given thereto in the Plan.
Pursuant to the Plan, the Compensation Committee appointed by the Board pursuant to Article III of the Plan to administer the Plan (the “Committee”) has determined that it is in the best interest of the Company and its Shareholders to award a share appreciation right to the Grantee, subject to the conditions and restrictions set forth herein and in the Plan, in order to provide the Grantee additional remuneration for services rendered, to encourage the Grantee to continue to provide services to the Company or its Subsidiaries and to increase the Grantee’s personal interest in the continued success and progress of the Company.
The Company and the Grantee therefore agree as follows:
1.    Definitions. The following terms, when used in this Agreement, have the following meanings:
“Act” means the U.K. Companies Act 2006, as amended from time to time, and the rules and regulations thereunder.

“Base Price” means $24.90 per Share.
“Business Day” means any day other than Saturday, Sunday or a day on which banking institutions in Denver, Colorado, are required or authorized to be closed.
“Cause” has the meaning specified in the Employment Agreement (as modified by subparagraph 9(f) of the Employment Agreement in connection with a Change in Control).

“Change in Control” has the meaning specified in the Employment Agreement.
“Close of Business” means, on any day, 5:00 p.m., Denver, Colorado time.
“Code” means the U.S. Internal Revenue Code of 1986, as it may be amended from time to time, or any successor statute thereto. References to any specific Code section shall include any successor section.
“Committee” has the meaning specified in the preamble to this Agreement.
“Company” has the meaning specified in the preamble to this Agreement.
“Corresponding Day” means with respect to each month, the day of that month that is the same day of the month as the Grant Date; provided that, for any month for which there is not a day corresponding to the Grant Date, then the Corresponding Day shall be the last day of such month. By way of example, if the Grant Date was the 31st of December, the Corresponding Day in June would be the 30th.
“Disability” has the meaning specified in the Employment Agreement.
“Employment Agreement” means that certain Employment Agreement, dated April 30, 2014, among the Company, Liberty Global, Inc. and the Grantee.
“Good Reason” has the meaning specified in the Employment Agreement.
“Grant Date” has the meaning specified in the preamble to this Agreement.
“Grantee” has the meaning specified in the preamble to this Agreement.
“Initial Vesting Date means November 1, 2019.
“LBTY_” or “Share” means the Liberty Global Class __ ordinary shares, nominal value $0.01 per share, of the Company.
“Plan” has the meaning specified in the preamble of this Agreement.
“Required Withholding Amount” has the meaning specified in Section 5 of this Agreement.
“Retirement” means the voluntary termination of a Grantee’s employment with the Company and its Subsidiaries on or after the date that the sum of the Grantee’s years of age and years of employment with the Company and its Subsidiaries is at least 70.
“SAR” has the meaning specified in Section 2 of this Agreement.
“Section 409A” means Section 409A of the Code and related Regulations and Treasury pronouncements.
“Term” has the meaning specified in Section 2 of this Agreement.

“Termination of Service” means the Grantee’s provision of services to the Company and its Subsidiaries as an officer, employee or independent contractor, terminates for any reason, including by reason of a sale, assignment or other disposition of a Subsidiary by the Company resulting in the Subsidiary no longer being a “Subsidiary” as defined in the Plan. Whether any leave of absence constitutes a Termination of Service will be determined by the Committee subject to Section 11.2(d) of the Plan. Unless the Committee otherwise determines, neither a change of the Grantee’s employment from the Company to a Subsidiary or from a Subsidiary to the Company or another Subsidiary, nor a change in Grantee’s status from an independent contractor to an employee, will be a Termination of Service for purposes of this Agreement if such change of employment or status is made at the request or with the express consent of the Company. Unless the Committee otherwise determines, however, any such change of employment or status that is not made at the request or with the express consent of the Company and any change in the Grantee’s status from an employee to an independent contractor will be a Termination of Service within the meaning of this Agreement.
“Third Party Administrator” means the company or any successor company that has been selected by the Company to maintain the database of the Plan and to provide related services, including but not limited to equity grant information, transaction processing and a grantee interface.
“Year of Continuous Service” has the meaning specified in Section 7(d) of this Agreement.
2.    Grant of Share Appreciation Right. Subject to the terms and conditions herein, pursuant to the Plan, the Company grants to the Grantee a Free-Standing SAR with respect to the number of Shares set forth on the signature page hereto (each, a “SAR” and collectively, the “SARs”). Upon exercise of a SAR in accordance with this Agreement, the Company will, subject to Section 7.4 of the Plan and Section 5 below, issue to the Grantee the number of the applicable class of Shares, if any, by which the Fair Market Value of the Shares represented by such SAR as of the date on which such exercise is considered to occur pursuant to Section 4 exceeds the Base Price of such SAR; provided, however, the Company reserves the right, upon approval of the Committee, to deliver such consideration in the form of Shares or cash equal in value to the Fair Market Value of the shares. The SARs, to the extent they have become exercisable in accordance with Section 3, will be exercisable during the period commencing on the Grant Date and expiring at the Close of Business on the tenth anniversary of the Grant Date (the “Term”), subject to earlier termination as provided in Section 7. The Base Price and number of SARs are subject to adjustment pursuant to Section 11.
3.    Conditions of Exercise.
(a)    Unless otherwise determined by the Committee in its sole discretion, the SARs will be exercisable only in accordance with the conditions stated herein.
(i)    Except as otherwise provided in Section 11.1(b) of the Plan, in the last sentence of this Section 3(a)(i) or in Section 3(b), the SARs will not be exercisable until the

Initial Vesting Date and may be exercised thereafter only to the extent they have become exercisable in accordance with the following schedule:

(A)	On the Initial Vesting Date following the Grant Date, 12.5% of the SARs will be exercisable;

(B)	On the Corresponding Day in the third month following the Initial Vesting Date and on the Corresponding Day in each third month thereafter, an additional 6.25% of the SARs will become exercisable; and

(C)	On and after the Corresponding Day in the forty-second (42) month following the Initial Vesting Date, 100% of the SARs will be exercisable.

[Please refer to the website of the Third Party Administrator for the specific vesting schedule related to the exercisability of the SAR (click on the specific grant under the tab labeled “Grants/Award/Units”).]

Notwithstanding the foregoing, (x) all SARs will become exercisable on the date of Termination of Service if the Termination of Service occurs by reason of the Grantee’s death or Disability, if the Termination of Service is by the Company or a Subsidiary without Cause or if the Termination of Service is by the Grantee due to Good Reason, and (y) if the Termination of Service is due to the Grantee’s Retirement prior to any SAR becoming exercisable or being exercised in full, then such SARs shall be exercisable as of the date of the Grantee’s Retirement to the extent that any such SAR would have otherwise become exercisable had the Grantee remained in continuous employment with the Company through the date that is one year after the date of the Grantee’s Retirement.

(ii)    To the extent the SARs become exercisable, all or any of such SARs may be exercised (at any time or from time to time, except as otherwise provided herein) until expiration of the Term or earlier termination thereof.
(iii)    The Grantee acknowledges and agrees that the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt rules and regulations from time to time after the date hereof with respect to the exercise of the SARs and that the exercise by the Grantee of SARs will be subject to the further condition that such exercise is made in accordance with all such rules and regulations as the Committee may determine are applicable thereto.
(b)    Notwithstanding anything to the contrary contained herein, if a Change in Control occurs and the Grantee remains in continuous employment with the Company (or its successor) for six (6) months after such Change in Control, all SARs will become exercisable on the date that is six (6) months after the Change in Control.

4.    Manner of Exercise. The SARs will be considered exercised (as to the number of SARs specified in the notice referred to in Section 4(a) below) on the latest of (i) the date of exercise designated in the written notice referred to in Section 4(a) below, (ii) if the date so designated is not a Business Day, the first Business Day following such date or (iii) the earliest Business Day by which the following have occurred:
(a)    The Grantee has either (i) notified the Third Party Administrator through its website or by telephone (see Section 13 below) of the exercise, or (ii) submitted to the Company a properly executed written notice of exercise in such form as the Committee may require containing such representations and warranties as the Committee may require and designating, among other things, the date of exercise and the number of SARs to be exercised; and
(b)    The Third Party Administrator or the Company, as the case may be, has received such other documentation, if any, that the Committee may reasonably require.
5.    Mandatory Withholding for Taxes.
(a)    To the extent not otherwise paid by the Grantee, the Grantee acknowledges and agrees that the Company will deduct from the Shares otherwise payable or deliverable upon exercise of any SARs, a number of Shares (valued at their Fair Market Value on the date of exercise) that is equal to the amount, if any, of all national, state and local taxes and employee social security contributions required to be withheld by the Company upon such exercise (the “Required Withholding Amount”). Without limitation to the foregoing sentence, the Grantee hereby agrees that the Required Withholding Amount can also be collected by (i) deducting from cash amounts otherwise payable to the Grantee (including wages or other cash compensation) or (ii) withholding from proceeds of the sale of Shares acquired upon exercise of any SARs through a sale arranged by the Company (on the Grantee’s behalf pursuant to this authorization without further consent), but in either case, subject to compliance with applicable law, including, but not limited to, “financial assistance” prohibitions under the Act.
(b)    If the Grantee is subject to tax in the United Kingdom and the withholding of any income tax due is not made within 90 days of the event giving rise to the income tax liability or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall (assuming the Grantee is not a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act)) constitute a loan owed by the Grantee to the Grantee’s employer (“Employer”), effective on the Due Date. The Grantee agrees that the loan will bear interest at the then-current HM Revenue & Customs (“HMRC”) Official Rate, it will be immediately due and repayable, and the Company and/or the Employer may recover it at any time thereafter by deduction from cash amounts otherwise payable to the Grantee (including wages or other cash compensation). If the Grantee is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax will constitute a benefit to the Grantee on which additional income tax and national insurance contributions (“NICs”) will be payable. The Grantee will be responsible for paying and reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer, as applicable, for the value of any NICs due on this additional benefit.

6.    Delivery by the Company. As soon as practicable after receipt of all items referred to in Section 4, and subject to the withholding referred to in Section 5, the Company will deliver or cause to be delivered to or at the direction of the Grantee the amount of consideration determined under the second sentence of Section 2 above, which consideration shall consist of Shares (valued at their Fair Market Value on the date of exercise); provided, however, the Company reserves the right, upon approval of the Committee, to deliver such consideration in the form of Shares or cash equal in value to the Fair Market Value of the Shares. Any delivery of Shares will be deemed effected for all purposes when (i) a certificate representing such Shares or statement of holdings reflecting such Shares held for the benefit of Grantee in uncertificated form by a third party service provider designated by the Company has been made available in written or electronic format to the Grantee or, if delivery is by mail, when the certificate or statement of holdings has been deposited in the United States or local country mail, addressed to the Grantee, or (ii) confirmation of deposit into the designated broker’s account of such Shares, in written or electronic format, is first made available to Grantee.
7.    Early Termination of the SARs. Unless otherwise determined by the Committee in its sole discretion or provided in the Employment Agreement, the SARs will terminate, prior to the expiration of the Term, at the time specified below:
(a)    Subject to Section 7(b), if Termination of Service occurs other than (i) by the Company or a Subsidiary (whether for Cause or without Cause), (ii) by the Grantee for Good Reason, (iii) by reason of the Grantee’s Retirement or (iii) by reason of Grantee’s death or Disability, then the SARs will terminate at the Close of Business on the first Business Day following the expiration of the 90‑day period which began on the date of Termination of Service.
(b)    If the Grantee’s Termination of Service is due to (i) the Grantee’s death or Disability, (ii) Termination of Service by the Company or a Subsidiary without Cause or (iii) Termination of Service by the Grantee for Good Reason, then any SAR that becomes exercisable as a result of such Termination of Service along with any SAR not exercised in full prior to such Termination of Service shall remain exercisable until the first to occur of the Close of Business on the first Business Day following the expiration of the four-year period which began on the date of the Grantee’s Termination of Service or the expiration of the Term.
(c)    If Termination of Service is by the Company or a Subsidiary for Cause, then the SARs will terminate immediately upon such Termination of Service.
(d)    If Termination of Service is due to Retirement, then any SAR that becomes exercisable as a result of such Termination of Service as provided in Section 11.2(b) of the Plan along with any SAR not exercised in full prior to such Termination of Service shall remain exercisable until the first to occur of the date that is two years after the date of the Grantee’s Retirement or the scheduled expiration of such SARs.

In any event in which the SARs remain exercisable for a period of time following the date of Termination of Service as provided above, the SARs may be exercised during such period of time only to the extent the same were exercisable as provided in Section 3 above on such date of

Termination of Service. Notwithstanding any period of time referenced in this Section 7 or any other provision of this Section 7 that may be construed to the contrary, the SARs will in any event terminate upon the expiration of the Term.
8.    Automatic Exercise of SARs. Immediately prior to the termination of SARs, as provided in Section 7(a), 7(b) or 7(d) above or upon expiration of the Term, all remaining SARs then exercisable will be deemed to have been exercised by the Grantee. Notwithstanding any other provision of this Agreement, no exercise of SARs will be deemed to occur upon Termination of Service for Cause.
9.    Nontransferability. During the Grantee’s lifetime, the SARs are not transferable (voluntarily or involuntarily) other than pursuant to a Domestic Relations Order and, except as otherwise required pursuant to a Domestic Relations Order, are exercisable only by the Grantee or the Grantee’s court appointed legal representative. The Grantee may designate a beneficiary or beneficiaries to whom the SARs will pass upon the Grantee’s death and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the legal department of the Company on such form as may be prescribed by the Company, provided that no such designation will be effective unless so filed prior to the death of the Grantee. If no such designation is made or if the designated beneficiary does not survive the Grantee’s death, the SARs will pass by will or the laws of descent and distribution. Following the Grantee’s death, the SARs, if otherwise exercisable, may be exercised by the person to whom such right passes according to this Section 9 and such person will be deemed the Grantee for purposes of any applicable provisions of this Agreement.
10.    No Shareholder Rights. The Grantee will not, by reason of the Award granted under this Agreement, be deemed for any purpose to be, or to have any of the rights of, a Shareholder with respect to any Shares subject to the SARs, nor will the existence of this Agreement affect in any way the right or power of the Company or its Shareholders to accomplish any corporate act, including, without limitation, the acts referred to in Section 11.16 of the Plan.
11.    Adjustments. The SARs will be subject to adjustment (including, without limitation, as to the number of SARs and the Base Price per Share) in the sole discretion of the Committee and in such manner as the Committee may deem equitable and appropriate in connection with the occurrence of any of the events described in Section 4.2 of the Plan following the Grant Date.
12.    Restrictions Imposed by Law. Without limiting the generality of Section 11.8 of the Plan, the Grantee will not exercise any SARs, and the Company will not be obligated to issue or cause to be issued any Shares, if counsel to the Company determines that such exercise or issuance would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any securities exchange or association upon which Shares are listed or quoted. The Company will in no event be obligated to take any affirmative action in order to cause the exercise of the SARs or issuance of Shares upon exercise to comply with any such law, rule, regulation or agreement.
13.    Notice. Unless the Company notifies the Grantee in writing of a different procedure:

(a)    any notice or other communication to the Company with respect to this Agreement (other than a notice of exercise pursuant to Section 4 of this Agreement) will be in writing and will be delivered personally or sent by United States first class or local country mail, postage prepaid, overnight courier, freight prepaid or sent by facsimile and addressed as follows:
Liberty Global plc
c/o Liberty Global Inc.
1550 Wewatta Street, Suite 1000
Denver, Colorado 80202
Attn: General Counsel
Fax: 303-220-6691

(b)    any notice of exercise pursuant to Section 4 will be made to the Third Party Administrator, UBS Financial Services Inc., either through its UBS One Source website at www.ubs.com/onesource/LBTY_ or by telephone at 1-866-544-2927.
Any notice or other communication to the Grantee with respect to this Agreement will be in writing and will be delivered personally, or will be sent by United States first class or local country mail, postage prepaid, to the Grantee’s address as listed in the records of the Company on the Grant Date, unless the Company has received written notification from the Grantee of a change of address.
14.    Amendment. Notwithstanding any other provision hereof, this Agreement may be supplemented or amended from time to time as approved by the Committee. Without limiting the generality of the foregoing, without the consent of the Grantee,
(a)    this Agreement may be amended or supplemented from time to time as approved by the Committee (i) to cure any ambiguity or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or (ii) to add to the covenants and agreements of the Company for the benefit of the Grantee or surrender any right or power reserved to or conferred upon the Company in this Agreement, subject to any required approval of the Shareholders and, provided, in each case, that such changes will not adversely affect the rights of the Grantee with respect to the Award evidenced hereby, or (iii) to reform the Award made hereunder as contemplated by Section 11.18 of the Plan or to exempt the Award made hereunder from coverage under Code Section 409A, or (iv) to make such other changes as the Company, upon advice of counsel, determines are necessary or advisable because of the adoption or promulgation of, or change in or of the interpretation of, any law or governmental rule or regulation, including the Act, and any applicable tax or securities laws; and
(b)    subject to any required action by the Board or the Shareholders, the SARs granted under this Agreement may be canceled by the Company and a new Award made in substitution therefor, provided that the Award so substituted will satisfy all of the requirements of the Plan as of the date such new Award is made and no such action will adversely affect any SARs to the extent then exercisable.
15.    Grantee Employment.

(a)    Nothing contained in this Agreement, and no action of the Company or the Committee with respect hereto, will confer or be construed to confer on the Grantee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with any right of the Company or any Subsidiary, subject to the terms of any separate employment agreement to the contrary, to terminate the Grantee’s employment or service at any time, with or without cause.
(b)    The Award hereunder is special incentive compensation that will not be taken into account, in any manner, as salary, earnings, compensation, bonus or benefits, in determining the amount of any payment under any pension, retirement, profit sharing, 401(k), life insurance, salary continuation, severance or other employee benefit plan, program or policy of the Company or any of its Subsidiaries or any employment agreement or arrangement with the Grantee.
(c)    It is a condition of the Grantee’s Award that, in the event of Termination of Service for whatever reason, whether lawful or not, including in circumstances which could give rise to a claim for wrongful and/or unfair dismissal (whether or not it is known at the time of Termination of Service that such a claim may ensue), the Grantee will not by virtue of such Termination of Service, subject to Section 3 of this Agreement, become entitled to any damages or severance or any additional amount of damages or severance in respect of any rights or expectations of whatsoever nature the Grantee may have hereunder or under the Plan. Notwithstanding any other provision of the Plan or this Agreement, the Award hereunder will not form part of the Grantee’s entitlement to remuneration or benefits pursuant to the Grantee’s employment agreement or arrangement, if any. The rights and obligations of the Grantee under the terms of his or her employment agreement or arrangement, if any, will not be enhanced hereby.
(d)    In the event of any inconsistency between the terms hereof or of the Plan and the Employment Agreement or any severance or other agreement or arrangement with the Grantee, the terms which are more favorable to the Grantee shall control.
16.    Nonalienation of Benefits. Except as provided in Section 9 of this Agreement, (i) no right or benefit under this Agreement will be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same will be void, and (ii) no right or benefit hereunder will in any manner be liable for or subject to the debts, contracts, liabilities or torts of the Grantee or other person entitled to such benefits.
17.    Data Privacy.
(a)    By accepting this Agreement, the Grantee understands that for the exclusive purpose of implementing, administering and managing the Grantee’s participation in the Plan, the following personal data of Grantee (“Data”) shall be maintained and processed by the Company and its affiliates, including, but not limited to, the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, bonus and employee benefits, nationality, job title and description, any Shares or directorships or other positions held in the Company, its subsidiaries and affiliates, details of all options, share appreciation rights, restricted shares, performances share units, restricted share units or any other entitlement to Shares or other Awards granted, canceled, exercised, vested, unvested or outstanding in the Grantee’s favor, annual performance objectives, performance reviews and performance ratings, for the purpose of implementing, administering and managing Awards under the Plan.
(b)    The Grantee understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Grantee’s country or elsewhere, and that the recipients’ country (e.g. the United States) may have different data privacy laws and protections than the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any Shares acquired with respect to an Award.
(c)    The Grantee understands that Data will be held only as long as is necessary to implement, administer and manage the Grantee’s participation in the Plan. The Grantee understands that the Grantee may at any time view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or exercise rights to rectify, transfer, remove or restrict use of a Data as permitted by applicable law, by contacting in writing the Grantee’s local human resources representative. Notwithstanding the foregoing, the Grantee understands that if Grantee subsequently requires the removal of all or any part of the Grantee’s Data, the Company may not be able to grant him or her SARs or other equity awards or administer or maintain such awards. For more information on the privacy of the Data, the Grantee may contact the Grantee’s local human resources representative.
18.    Governing Law; Jurisdiction. The validity, interpretation, construction and performance of this Agreement shall be governed in all respects exclusively by the internal laws of the State of Colorado as a contract to be performed in such state and without regard to any principles of conflicts of law thereof. Each party to this Agreement hereby irrevocably consents to the exclusive jurisdiction of, and agrees that any action to enforce, interpret or construe this Agreement or any other agreement or document delivered in connection with this Agreement shall be conducted in, the federal or state courts of the State of Colorado sitting in the City and County of Denver, and the Grantee hereby submits to the personal jurisdiction of such courts and irrevocably waives any defense of improper venue or forum non conveniens to any such action brought in such courts. Each party hereby waives its right to trial by jury.
19.    Construction. References in this Agreement to “this Agreement” and the words “herein,” “hereof,” “hereunder” and similar terms include all Exhibits and Schedules appended hereto, including the Plan. This Agreement is entered into, and the Award evidenced hereby is granted, pursuant to the Plan and shall be governed by and construed in accordance with the Plan and the administrative interpretations adopted by the Committee thereunder. The word “include” and all variations thereof are used in an illustrative sense and not in a limiting sense. All decisions of the Committee upon questions regarding this Agreement will be conclusive. Unless otherwise expressly stated herein, in the event of any inconsistency between the terms of the Plan and this Agreement, the terms of the Plan will control. The headings of the sections of this Agreement have been included for convenience of reference only, are not to be considered a part hereof and will in no way modify or restrict any of the terms or provisions hereof.
20.    Duplicate Originals. The Company and the Grantee may sign any number of copies of this Agreement. Each signed copy will be an original, but all of them together represent the same agreement. Counterparts to this Agreement may be delivered via PDF or electronic means.
21.    Rules by Committee. The rights of the Grantee and the obligations of the Company hereunder will be subject to such reasonable rules and regulations as the Committee, in its discretion and as contemplated by Section 3.3 of the Plan, may adopt from time to time.
22.    Entire Agreement. This Agreement (together with the Employment Agreement) is in satisfaction of and in lieu of all prior discussions and agreements, oral or written, between the Company and the Grantee regarding the subject matter hereof. The Grantee and the Company hereby declare and represent that no promise or agreement not herein expressed has been made and that this Agreement (together with the Employment Agreement) contains the entire agreement between the parties hereto with respect to the Award and replaces and makes null and void any prior agreements between the Grantee and the Company regarding the Award. This Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.
23.    Grantee Acceptance. The Grantee will signify acceptance of the terms and conditions of this Agreement by signing in the space provided at the end hereof and returning a signed copy to the Company. If the Grantee does not execute and return this Agreement within 120 days of the Grant Date, the grant of the SARs shall be null and void.

Signature Page to Share Appreciation Rights Agreement
dated as of April 1, 2019 between Liberty Global plc and Grantee

LIBERTY GLOBAL PLC

By:
Name: Authorized Signatory
Title:     Executive Vice President

ACCEPTED:

Grantee Name:     Michael T. Fries

Address:	1550 Wewatta Street
Suite 1000

Optionee ID:    6581

Grant No. ________________

Number of shares of LBTY_ as to which Free-Standing SAR is granted: _______________